UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 6, 2006
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
(b) On April 6, 2006, Augustus Tai provided notice to the Board of Directors of Blue Nile, Inc. (the “Company”) that, consistent with Trinity Ventures’ policy related to Board membership of former portfolio companies, he would serve out his Board term, which will expire effective with the Company’s 2006 Annual Meeting, and would not stand for re-election.
(d) On April 6, 2006, on the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board of Directors nominated Anne Saunders to stand for election as a director at the 2006 Annual Meeting. Ms. Saunders has served as Senior Vice President of Global Brand Strategy and Communications of Starbucks Coffee Company since January 2006, and she previously served in the following positions at Starbucks Coffee Company: Senior Vice President of Marketing from June 2005 to January 2006, Vice President of Marketing Retail – North America from June 2004 to June 2005, Vice President of Starbucks Interactive from January 2002 to June 2004, and Vice President of Wireless Initiatives from August 2001 to January 2002. Prior to joining Starbucks, Ms. Saunders served as the Chairman, Chief Executive Officer and President of eSociety, a business-to-business e-commerce company. She previously held various executive positions at McCaw Communications/AT&T Wireless, a telecommunications company. Ms. Saunders holds a B.A. in Economics from Northwestern University and an M.B.A. from Fordham University. If elected, Ms. Saunders will serve as a member of the Company’s Compensation Committee. She will be entitled to the Company’s standard Director Compensation, as described in the Company’s 2005 Proxy Statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

By: /s/ Diane M. Irvine

Diane M. Irvine
Chief Financial Officer
(Principal Accounting
and Financial Officer)
Dated: April 11, 2006